SUNAMERICA CAPITAL TRUST I

			     OFFER TO EXCHANGE ITS

		% TRUST ORIGINATED PREFERRED SECURITIES ("TOPrSSM")

			  (liquidation amount $25 per
			    Preferred Security and
		  guaranteed to the extent set forth in the
			Offering Circular/Prospectus by
			       SunAmerica Inc.)

		   FOR UP TO 5,500,000 OUTSTANDING SHARES OF

		       9 1/4% PREFERRED STOCK, SERIES B

				      OF

				SUNAMERICA INC.



							       April  , 1995


To Our Clients:

	 Enclosed for your consideration are the Offering Circular/Prospectus dated April ___, 1995 (the "Offering Circular/Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by SunAmerica Capital Trust I, a Delaware statutory business trust (the "Trust") to exchange its ____% Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred") of SunAmerica Inc., a Maryland corporation ("SunAmerica") that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, SunAmerica will deposit in the Trust as trust assets its ___% Junior Subordinated Debentures, Series A, due 2044 as set forth in the Offering Circular/Prospectus.

	 Pursuant to the Offer, exchanges will be made on the basis of one (1) Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned.


<F>
____________________
SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of
   Merrill Lynch & Co.
</F>


	 The Trust will accept for exchange all shares of Series B Preferred validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration described in the Offering Circular/Prospectus. We are the holder of record of shares of Series B Preferred held for your account. A tender of such shares of Series B Preferred can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Series B Preferred held by us for your account.


	 We request instructions as to whether you wish us to tender any or all of the shares of Series B Preferred held by us for your account, upon the terms and subject to the conditions set forth in the Offering Circular/Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders", any Soliciting Dealer who solicited your tender of shares of Series B Preferred.


	 Your attention is invited to the following:


	 1. The Offer, the proration period and withdrawal rights expire at 5:00 p.m., New York City time, on May ___, 1995, unless the Offer is extended.


	 2. Subject to the next sentence, the Trust expressly reserves the right to extend, amend or modify the terms of the Offer, and not accept for exchange any Series B Preferred, at any time prior to the date of expiration of the Offer for any reason, including (without limitation) if holders of fewer than 2,810,000 shares of Series B Preferred are tendered (which condition may be waived by the Trust). In addition, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for Series B Preferred, which condition may not be waived.

	 3. Any stock transfer taxes applicable to the exchange of shares of Series B Preferred pursuant to the Offer will be paid by SunAmerica, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

	 If you wish to have us tender any or all of your shares of Series B Preferred, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Series B Preferred, all such shares of Series B Preferred will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

	 As described in the Offering Circular/Prospectus, if fewer than all shares of Series B Preferred validly tendered prior to the Expiration Date are to be accepted by the Trust, the Trust will accept shares of Series B Preferred from each tendering holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.


	 THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES OF SERIES B PREFERRED IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


		    Instructions with Respect to the Offer


	 The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular/Prospectus dated April ___, 1995 and the related Letter of Transmittal in connection with the Offer by the Trust to exchange its Preferred Securities for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B of SunAmerica that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned.


	 This will instruct you to tender the number of shares of Series B Preferred indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering
Circular/Prospectus and the related Letter of Transmittal.


( ) By checking this box, all shares of Series B Preferred held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all shares of Series B Preferred are to be tendered, we have checked the box and indicated below the aggregate number of shares of Series B Preferred to be tendered by you.


			    ________________shares(*)


<F>
____________________
* Unless otherwise indicated, it will be assumed that all shares of Series B Preferred held by us for your account are to be tendered.
</F>


  Please designate in the box below any Soliciting Dealer who solicited your
				    tender.
    __________________________________________________________________
    |                          SOLICITED TENDERS                     |
    |     The undersigned represents that the Soliciting Dealer who  |
    |  solicited and obtained this tender is:                        |
    |                                                                |
    |  Name of Firm: ______________________________________________  |
    |                                (Please Print)                  |
    |  Name of Individual Broker                                     |
    |  or Financial Consultant: ___________________________________  |
    |  Identification Number (if known): __________________________  |
    |  Address: ___________________________________________________  |
    |  ____________________________________________________________  |
    |                       (Include Zip Code)                       |
    |________________________________________________________________|

				   SIGN HERE

 ..............................             ................................
 ..............................             ................................
	 Signature(s)                           Please print name(s) and
						     address(es) here




Dated....................................